UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2019

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Connell Drive, Suite 5000, Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CRMD	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on May 3, 2017, we closed on a common stock and warrant public offering, pursuant to which we issued, among other things, Series B Warrants to purchase up to an aggregate of 2,428,605 shares of our common stock, par value $0.001 per share, with an exercise price of $5.25 per share of common stock. On September 20, 2019, we amended several Series B Warrants representing the right to purchase up to an aggregate of 1,224,263 shares of our common stock and held by several of the investors in that underwritten offering (each a “Holder”) to include a provision providing that we, with the consent of the Holder, may voluntarily reduce the exercise price of the Holder’s Series B Warrant. As of the time of this filing we have not reduced the exercise price of any Holder’s Series B Warrant and, to the extent in the future we elect to reduce the exercise price of a Holder’s Series B Warrant, if any, we intend to file with the Securities and Exchange Commission an additional Current Report on Form 8-K disclosing such exercise price reduction.

The form of Amendment to the Series B Warrant is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	10.1	Form of Amendment, dated September 20, 2019, to Series B Warrant to Purchase Common Stock of CorMedix Inc. issued on May 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: September 20, 2019	By:	/s/ Robert W. Cook
	Name:	Robert W. Cook
	Title:	Chief Financial Officer

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